UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2008

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No change since last report (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2008, Employers Holdings, Inc. (the "Company") borrowed $150.0 million under its existing Amended and Restated Credit Agreement and Amended and Restated Revolving Line of Credit Note, each dated as of May 23, 2008 (the "Credit Facility"), with Wells Fargo Bank, National Association ("Wells Fargo").

In connection with the borrowing, the Company and Wells Fargo entered into a customary interest rate swap agreement providing that $100.0 million of the amount borrowed will bear interest at approximately 4.4% per annum.  The remaining $50.0 million will bear interest at a floating rate based on LIBOR plus 75 basis points (4.68% at September 30, 2008).  Prior to the borrowing described above, the Company had no amounts outstanding under the Credit Facility.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Agreement, dated May 23, 2008, between the Company and Wells Fargo and the Amended and Restated Revolving Line of Credit Note, dated May 23, 2008, between the Company and Wells Fargo, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company's Current Report on Form 8-K filed on May 27, 2008, each of which are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief
Legal Officer and General Counsel

Dated:  October 3, 2008